EXHIBIT 1.01

NU SKIN ENTERPRISES, INC.
2018 CONFLICT MINERALS REPORT

May 29, 2019

We prepared this 2018 Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to impose reporting, disclosure and other requirements on registrants that manufacture, or contract the manufacture of, products for which any of the following minerals are necessary to their functionality or production: columbite-tantalite (coltan), cassiterite, wolframite or gold, or derivatives of these minerals, which include tantalum, tin and tungsten (collectively, the “3TG Minerals”).

If a registrant has reason to believe that any of the 3TG Minerals necessary to the functionality or production of its products may have originated in certain “Covered Countries,” consisting of the Democratic Republic of the Congo and its adjoining countries, or if a registrant is unable to determine the country of origin of such 3TG Minerals, then the registrant must exercise due diligence on the source and chain of custody of such 3TG Minerals.

Products

We develop and distribute innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions under our two category brands: our beauty and personal care category brand known as Nu Skin® and our nutritional products category brand, Pharmanex®. We have also leveraged our scientific expertise in the area of anti-aging to develop our ageLOC® brand, which features innovative products in both of these categories. We reviewed our products in each of our product categories to identify the products for which 3TG Minerals are necessary to their functionality or production (the “Covered Products”). We determined that our Covered Products for 2018 consisted of our home-use skin care treatment devices, our Pharmanex BioPhotonic Scanner, a water purifier product that we sell in our Southeast Asia region, and certain cosmetics products that we sell in South Korea. We contracted with six suppliers to manufacture these products in 2018.

Results of Supplier Inquiries

The six suppliers of our Covered Products were asked to complete and submit the Conflict Minerals Reporting Template (the “Reporting Template”) developed by the Responsible Minerals Initiative (“RMI”). The Reporting Template is a standardized questionnaire that requests, among other things, information regarding the country of origin of the 3TG Minerals contained in the products and/or components that are supplied to us and the suppliers in our supply chain. We received responses from all six suppliers. Four of the suppliers indicated that the 3TG Minerals that they use do not originate from any of the Covered Countries. The other two suppliers indicated that they are unable to state that the 3TG Minerals they use do not originate from the Covered Countries.

Our suppliers source directly from smelters, refiners or other suppliers. As a result, our efforts to identify the origins of the 3TG Minerals in our supply chain were based on the information we received from the suppliers. The suppliers’ information-gathering process, in turn, consists of their own efforts to retrieve information from their smelters, refiners or other suppliers. We must rely on the suppliers to provide information regarding the origin of the 3TG Minerals that are included in the Covered Products. We recognize that this process may result in inaccurate or incomplete information.

Based on our efforts and those of our suppliers, we do not have conclusive information regarding the specific countries of origin of the 3TG Minerals in our Covered Products for 2018. However, all six suppliers of our Covered Products provided a list of the smelters and refiners supplying 3TG Minerals to their respective supply chains. Based on our review of these smelters and refiners, 129 of the 133 unique smelters and refiners identified by our suppliers were conformant with RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment standards. According to RMI’s website, the RMAP program identifies, through independent, third-party audits, smelters and refiners that have systems in place to responsibly source minerals in line with current global standards.

A consolidated list of the smelters and refiners used by the six suppliers of our Covered Products is included in Exhibit A.

Due Diligence

We designed a program to exercise due diligence on the source and chain of custody of the 3TG Minerals that are necessary to the functionality or production of our Covered Products. We designed our due diligence program based on the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (the “OECD Framework”).

In accordance with the OECD Framework, our due diligence measures include the following steps:

1.	Establish strong company management systems.

•	We have adopted a Conflict Minerals Policy and have communicated it to the suppliers of our Covered Products. This policy states the following:

In response to violence and human rights violations related to the mining of certain minerals in the Democratic Republic of the Congo (the “DRC”), Congress enacted Section 1502 of the Dodd‐Frank Wall Street Reform and Consumer Protection Act, which directed the U.S. Securities and Exchange Commission (the “SEC”) to adopt a rule requiring reporting on “conflict minerals” (the “Conflict Minerals Rule”).  Conflict minerals include gold, tantalum, tin, and tungsten, which are used in many electronic components and computer products.  The Conflict Minerals Rule requires companies that are required to file reports with the SEC to report annually on their products that may contain conflict minerals sourced from mines in the DRC or adjoining countries.

Nu Skin Enterprises, Inc. (the “Company”) supports the goal of ending violence and human rights violations in the DRC and adjoining countries.  The Company is committed to the responsible sourcing of conflict minerals throughout its supply chain and to continuing to comply with the Conflict Minerals Rule.

The Company does not directly source minerals from smelters or mines.  Therefore, the Company relies on the information provided by its raw material or product suppliers regarding their sourcing of minerals.  The Company expects its suppliers to source minerals from socially responsible suppliers and to provide all necessary declarations to the Company to support the Company’s compliance with the Conflict Minerals Rule.  The Company expects suppliers to pass this requirement on to their supply chain to the extent necessary to determine the source of the specified minerals.  The Company may reconsider its relationship with suppliers that do not comply with this policy.

The Company is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.  The Company will regularly survey its suppliers and will perform due diligence as appropriate to verify compliance with this policy.

•	We established a diligence team to oversee and support a supply-chain survey, perform due diligence and provide periodic updates to our management.

•	We sought to enhance transparency with the suppliers of our Covered Products by asking the suppliers to complete the Reporting Template.

•
We have established a grievance mechanism; our whistleblower hotline and online whistleblower intake form are available for employees to report behavior that is illegal, unethical or otherwise in violation of our corporate policies, including our Conflict Minerals Policy.

•	We have provided background information and training on the Rule to employees involved in our conflict minerals compliance efforts.

2.	Identify and assess risks in the supply chain.

We take the following steps to identify and assess risks in our supply chain:

•
We obtain information from the suppliers of our Covered Products to seek to verify the country of origin of necessary 3TG Minerals in our supply chain by asking the suppliers to complete the Reporting Template, which requests this information, and through additional communications with the suppliers regarding the Reporting Template and the Rule.

•
We also endeavor to identify the smelters and refiners in our supply chain.  We do so by asking our suppliers to complete the Reporting Template, which requests this information, and through additional communications with the suppliers as needed.  We then consider whether the smelters and refiners are in conformance with RMI’s RMAP assessment standards.

•
The Reporting Template also requests information about our suppliers’ due diligence measures; the due diligence measures of our suppliers’ upstream suppliers, smelters and refiners; and the policies and standards our suppliers impose on such upstream suppliers, smelters and refiners.

•	We review the information our suppliers provide in the Reporting Template and other communications, and we assess whether the responses raise any potential risks.

3.	Design and implement a strategy to respond to identified risks.

After identifying and assessing risks in our supply chain, we design and implement a strategy to respond to any identified risks.  This strategy includes the following:

•	We advise the appropriate members of management of our findings in the risk assessment. Depending on the severity of the risks, we may advise our senior management of the findings.

•
As provided in our Conflict Minerals Policy, we also reconsider our relationship with suppliers that do not comply with the policy.  We assess whether to (a) continue doing business with such suppliers; (b) temporarily suspend doing business with such suppliers while pursuing ongoing measurable risk mitigation; or (c) disengage with such suppliers after failed attempts at mitigation or where we deem risk mitigation not feasible or unacceptable. In making this assessment, we consider the amount of leverage we have over upstream suppliers, the feasibility of using a different supplier, and the supplier’s values and standards.

4.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

We do not have direct relationships with the mines, smelters or refiners of any minerals, including 3TG Minerals, and we do not perform or direct audits of these entities within our supply chain. However, we leverage the audit work conducted by third parties to comply with the OECD Framework to conduct independent third-party audits.

5.	Report on supply chain due diligence.

We report on our efforts to understand the sourcing of the 3TG Minerals in our supply chain by annually filing a Form SD with the SEC.  We also provide a CMR, which describes our supply chain due diligence policies and practices, when required.

Risk Mitigation Efforts

To mitigate the risk that the 3TG Minerals that are necessary to the functionality or production of our products benefit armed groups, and to improve our due diligence, we have taken or intend to take the following steps:

•	Communicate our Conflict Minerals Policy to the suppliers of our Covered Products; and

•
Coordinate with our suppliers to consider alternative component sources if a current source is unable to supply components that are free of 3TG Minerals that benefit armed groups in the DRC or adjoining countries.

Exhibit A
Smelters and Refiners Used by Suppliers of Covered Products

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Gold	Advanced Chemical Company	United States	Yes
Gold	Aida Chemical Industries Co., Ltd.	Japan	Yes
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Yes
Gold	Argor-Heraeus S.A.	Switzerland	Yes
Gold	Asahi Refining USA Inc.	United States	Yes
Gold	Asaka Riken Co., Ltd.	Japan	Yes
Gold	AU Traders and Refiners	South Africa	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Yes
Gold	Dowa	Japan	Yes
Gold	Eco-System Recycling Co., Ltd.	Japan	Yes
Gold	Heraeus Metals Hong Kong Ltd.	China	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Yes
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Yes
Gold	Istanbul Gold Refinery	Turkey	Yes
Gold	Japan Mint	Japan	Yes
Gold	Jiangxi Copper Co., Ltd.	China	Yes
Gold	JSC Uralelectromed	Russian Federation	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Yes
Gold	Kojima Chemicals Co., Ltd.	Japan	Yes
Gold	Korea Zinc Co., Ltd.	South Korea	Yes
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Yes
Gold	LS-NIKKO Copper Inc.	South Korea	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	China	Yes
Gold	Metalor Technologies S.A.	Switzerland	Yes
Gold	Metalor USA Refining Corporation	United States	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Yes
Gold	Mitsubishi Materials Corporation	Japan	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	India	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Yes
Gold	OJSC Novosibirsk Refinery	Russian Federation	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Gold	PAMP S.A.	Switzerland	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Yes
Gold	PX Precinox S.A.	Switzerland	Yes
Gold	Republic Metals Corporation	United States	No
Gold	Royal Canadian Mint	Canada	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Yes
Gold	Solar Applied Materials Technology Corp.	Taiwan	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Yes
Gold	T.C.A S.p.A	Italy	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Yes
Gold	United Precious Metal Refining, Inc.	United States	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Yes
Tantalum	Asaka Riken Co., Ltd.	Japan	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Yes
Tantalum	D Block Metals, LLC	United States	Yes
Tantalum	Exotech Inc.	United States	Yes
Tantalum	Global Advanced Metals Aizu	Japan	Yes
Tantalum	Global Advanced Metals Boyertown	United States	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Yes
Tantalum	H.C. Starck Co., Ltd.	Thailand	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Yes
Tantalum	H.C. Starck Inc.	United States	Yes
Tantalum	H.C. Starck Ltd.	Japan	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Yes
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Yes
Tantalum	LSM Brasil S.A.	Brazil	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Yes
Tantalum	Taki Chemical Co., Ltd.	Japan	Yes
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Yes
Tin	Alpha	United States	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Tin	China Tin Group Co., Ltd.	China	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	No
Tin	CV Ayi Jaya	Indonesia	Yes
Tin	CV United Smelting	Indonesia	Yes
Tin	CV Venus Inti Perkasa	Indonesia	Yes
Tin	Dowa	Japan	Yes
Tin	EM Vinto	Bolivia	Yes
Tin	Fenix Metals	Poland	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Yes
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Yes
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Yes
Tin	Metallo Belgium N.V.	Belgium	Yes
Tin	Mineracao Taboca S.A.	Brazil	Yes
Tin	Minsur	Peru	Yes
Tin	Mitsubishi Materials Corporation	Japan	Yes
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Yes
Tin	Operaciones Metalurgicas S.A.	Bolivia	Yes
Tin	PT Artha Cipta Langgeng	Indonesia	Yes
Tin	PT Bangka Prima Tin	Indonesia	Yes
Tin	PT Bangka Tin Industry	Indonesia	Yes
Tin	PT Bukit Timah	Indonesia	Yes
Tin	PT DS Jaya Abadi	Indonesia	Yes
Tin	PT Eunindo Usaha Mandiri	Indonesia	No
Tin	PT Menara Cipta Mulia	Indonesia	Yes
Tin	PT Mitra Stania Prima	Indonesia	Yes
Tin	PT Prima Timah Utama	Indonesia	Yes
Tin	PT Rajehan Ariq	Indonesia	Yes
Tin	PT Sariwiguna Binasentosa	Indonesia	Yes
Tin	PT Stanindo Inti Perkasa	Indonesia	Yes
Tin	PT Timah Tbk Kundur	Indonesia	Yes
Tin	PT Timah Tbk Mentok	Indonesia	Yes
Tin	PT Tinindo Inter Nusa	Indonesia	Yes
Tin	Rui Da Hung	Taiwan	Yes
Tin	Thaisarco	Thailand	Yes
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Yes
Tin	Yunnan Tin Company Limited	China	Yes
Tungsten	A.L.M.T. Corp.	Japan	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Tungsten	ACL Metais Eireli	Brazil	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Yes
Tungsten	Global Tungsten & Powders Corp.	United States	Yes
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Yes
Tungsten	H.C. Starck Tungsten GmbH	Germany	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Yes
Tungsten	Japan New Metals Co., Ltd.	Japan	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Yes
Tungsten	Kennametal Huntsville	United States	Yes
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	No
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	China	Yes

(1)
The entries in this column indicate whether the smelter or refiner is conformant with RMAP assessment standards, based on a list of RMAP-conformant smelters and refiners that was downloaded from RMI’s website on May 22, 2019.